As filed with the Securities and Exchange Commission on August 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	98-1141883
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210

Vancouver, British Columbia V6C 2X8

(Address of Principal Executive Offices)

Equity Incentive Plan

(Full Title of the Plans)

Anthony Maretic

Chief Financial Officer

City Office REIT, Inc.

666 Burrard Street

Suite 3210

Vancouver, British Columbia V6C 2X8

Tel: (604) 806-3366

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

James V. Davidson, Esq.

Hunton Andrews Kurth LLP

951 East Byrd Street

Richmond, Virginia 23219

Telephone: (804) 787-8035

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,000,000	$12.365	$12,365,000	$1,499

(1)

Represents additional shares of common stock of City Office REIT, Inc. (the “Registrant”), $0.01 par value per share (“Common Stock”), approved for issuance under the Registrant’s Equity Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that may be offered and issued under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction, effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee. The fee is based on a price of $12.365 per share, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 30, 2019.

EXPLANATORY NOTE

This Registration Statement is filed by City Office REIT, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), under the Company’s Equity Incentive Plan, as amended (the “Plan”). On March 20, 2019, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to adopt an amendment to the Plan (the “Amendment”). The Amendment increases the number of shares available for issuance under the Plan by 1,000,000 shares of Common Stock. The proposal to adopt the Amendment was approved by the Company’s stockholders on May 2, 2019. This Registration Statement registers the 1,000,000 additional shares of Common Stock available for issuance under the Plan, as amended.

The 1,000,000 additional shares of Common Stock available for issuance under the Plan registered pursuant to this Registration Statement are the same class as those registered on the Registration Statement on Form S-8, which was filed with the Commission on May 5, 2014 (File No. 333-195703) (the “Prior Registration Statement”), which is currently effective. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated by reference except as modified, supplemented or superseded herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. In accordance with the introductory note to Part I of Form S-8, these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Certain Documents by Reference

The following documents filed with the Commission by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on February 27, 2019, which contains the Company’s audited financial statements for the latest fiscal year for which statements have been filed;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the Commission on May 6, 2019;

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the Commission on August 1, 2019;

(d)	The Company’s Current Reports on Form 8-K, filed on March 11, 2019 and May 6, 2019;

(e)

The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 20, 2019; and

(f)

The description of the common stock of the Registrant, $0.01 par value per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-36409) filed with the Commission on April 8, 2014 under Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

All documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Name

3.1	Articles of Amendment and Restatement of City Office REIT, Inc., as amended and supplemented (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed on March 1, 2018).

3.2	Second Amended and Restated Bylaws of City Office REIT, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 14, 2017).

4.1	Certificate of Common Stock of City Office REIT, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-11/A filed on February 18, 2014).

10.1	Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of the Company’s Quarterly Report on Form 10-Q filed on May 23, 2014).

10.2	Amendment to Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 6, 2019).

5.1*	Opinion of Ballard Spahr LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on August 6, 2019.

CITY OFFICE REIT, INC.

By:	/s/ James Farrar
James Farrar
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint James Farrar, Anthony Maretic and Gregory Tylee, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of August, 2019.

Signature	Title

/s/ James Farrar James Farrar	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Anthony Maretic Anthony Maretic	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ Gregory Tylee Gregory Tylee	Chief Operating Officer and President

/s/ William Flatt William Flatt	Director

/s/ John McLernon John McLernon	Director

/s/ Sabah Mirza Sabah Mirza	Director

/s/ Mark Murski Mark Murski	Director

/s/ Stephen Shraiberg Stephen Shraiberg	Director

/s/ John Sweet John Sweet	Director

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